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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report included in this registration statement, and to the incorporation by reference in this registration statement of our report dated March 7, 2001 included in OrthAlliance, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


                                                     /s/ ARTHUR ANDERSEN LLP

                                                     Arthur Andersen LLP



Los Angeles, California
October 5, 2001